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Exhibit (a)(iii)

Northwest Airlines Corporation
Stock Option Exchange Program
Election Acceptance Form

Employee Number:

Employee Name:

Click the "submit" button to voluntarily accept the stock option exchange offer outlined in Northwest Airlines Corporation's ("NWA Corp.") "Offer to Exchange" dated December 13, 2002 ("Exchange Offer Document") for all my Eligible Options.

I hereby agree that unless I revoke my election before 5 P.M. Central Time on January 14, 2003 (or a later expiration date if NWA Corp. extends the offer), my election will be irrevocable, and if accepted by NWA Corp., the stock options I have elected to exchange for a Replacement Award (as that term is defined in the "Exchange Offer Document") will be cancelled in their entirety on or after January 14, 2003.

For verification purposes, please enter your
Social Security Number (U.S. Citizens only):             -            -                      Submit    Close Window

RETAIN A COPY OF YOUR SUBMISSION FOR YOUR RECORDS.

You should receive a confirmation of your election via email. If you do not receive a confirmation, please send an e-mail to exchangeoffer@nwa.com.

Northwest Airlines Corporation
Stock Option Exchange Program
Election Acceptance Form (for employees for which written acceptance is required)

Employee Number:

Employee Name:

Social Security Number (U.S. Citizens only):             -            -

Email Address:

I voluntarily accept the stock option exchange offer outlined in Northwest Airlines Corporation's ("NWA Corp.") "Offer to Exchange" dated December 13, 2002 ("Exchange Offer Document") for all my Eligible Options.

I hereby agree that, unless I revoke my election before 5 P.M. Central Time on January 14, 2003 (or a later expiration date if NWA Corp. extends the offer), my election will be irrevocable, and if accepted by NWA Corp., the stock options I have elected to exchange for a Replacement Award (as that term is defined in the "Exchange Offer Document") will be cancelled in their entirety on or after January 14, 2003.

Signature
Date

PLEASE DELIVER YOUR SIGNED AND COMPLETED ELECTION FORM BY NO LATER THAN 5 P.M. CENTRAL TIME ON JANUARY 14, 2003 (OR A LATER DATE IF THE COMPANY EXTENDS THE OFFER) AND RETAIN A COPY FOR YOUR RECORDS. YOU MAY DELIVER YOUR ELECTION FORM VIA:

  FAX: (612) 726-3509

    or

  HAND DELIVERY or OVERNIGHT COURIER:

    Northwest Airlines, Inc.
    Attn: Michele Swanson
    Dept A1420
    2700 Lone Oak Parkway
    EAGAN, MN 55121-1534

You should receive a confirmation of your election via email. If you do not receive a confirmation, please send an e-mail to exchangeoffer@nwa.com.

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  Exhibit (a)(iii)